EXHIBIT 8.1

[VENABLE LLP LETTERHEAD]

January 14, 2004

SafeNet, Inc.
4690 Millennium Drive
Belcamp, MD 21017

     We have acted as counsel to SafeNet, Inc., a Delaware corporation (“Parent”), in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-110520) filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2003, as amended through the date hereof (the “Registration Statement”), with respect to the Agreement and Plan of Reorganization dated as of October 22, 2003 (the “Agreement”), by and among Parent, Ravens Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Rainbow Technologies, Inc., a Delaware corporation (“Company”), pursuant to which Merger Sub shall be merged with and into Company, with Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger and certain proposed transactions incident thereto are described in the Registration Statement, which includes the prospectus relating to the Merger (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with, and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by Parent, Merger Sub, and Company in the Agreement or the Prospectus; and (iii) the delivery to us of customary representation letters by Parent, Merger Sub and Company.

     Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, represents our opinion. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Mergers or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event that any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Safenet, Inc.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the captions “Material United States Federal Income Tax Consequences of the Merger” and “Legal and Tax Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ VENABLE LLP